Exhibit 10.3

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is made as of the 31st day of July, 2018, by and between Kodak Brothers Real Estate Cash Flow Fund, LLC, a Texas limited liability company (the “Lender”), and Victory Oilfield Tech, Inc., a Nevada corporation f/k/a Victory Energy Corporation (the “Borrower”).

RECITALS

A. On or about the date hereof, Borrower is entering into a Stock Purchase Agreement with Pro-Tech Hardbanding Services, Inc., an Oklahoma corporation (“PTHS”), and Stewart Matheson (“Matheson”), the sole shareholder of PTHS, whereby Borrower is purchasing the issued and outstanding shares of PTHS (such transaction is referred to herein as the “PTHS Acquisition”).

B. The Borrower has requested a loan (the “Loan”) from the Lender in the amount of Three Hundred Seventy-Five Thousand Dollars ($375,000) (the “Loan Amount”) as part of Borrower’s financing of the PTHS Acquisition. The Lender is willing to advance the Loan Amount to Borrower on the terms and conditions reflected in this Agreement.

C. The Loan will be secured by a first priority security interest in all of the assets of the Borrower, including, without limitation, the sublicense granted to the Borrower from Armacor Victory Ventures, LLC pursuant to that certain Exclusive Sublicense Agreement, dated August 21, 2017 (the “First Priority Assets”), save and except for (i) the stock of PTHS to be acquired by Borrower from Matheson in the PTHS Acquisition (the “PTHS Stock”), which PTHS Stock is the subject of a first priority security interest granted by the Borrower in favor of Matheson pursuant to the terms of the PTHS Acquistion and the assets of PTHS (the “PTHS Assets” and, together with the PTHS Stock, the “Second Priority Assets”), which PTHS Assets are also the subject of a first priority security interest granted by the Borrower in favor of Matheson pursuant to the terms of the PTHS Acquisition. The foregoing first priority security interest in the First Priority Assets will be pari passu with a prior security interest granted by Borrower to Visionary Private Equity Group I, LP (“VPEG I”).

D. Upon closing of the PTHS Acquisition, the Loan will be further secured by second priority security interests in the Second Priority Assets, each such security interest to be second in priority to the first priority security interest in such assets granted by Borrower and PTHS to Matheson in the PTHS Acquisition.

E. On the date hereof, the Borrower, the Lender, VPEG I and Matheson are entering into an intercreditor agreement (the “Intercreditor Agreement”) pursuant to which, the parties to the Intercreditor Agreement will agree that the Lender and VPEG I have a pari passu first priority security interest in the First Priority Assets, that the Lender has a second priority security interest in the Second Priority Assets and VPEG I will relinquish its lien on and security interest in the Second Priority Assets.

AGREEMENTS

In consideration of the foregoing recitals, which are incorporated herein by this reference, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and the Lender agree as follows:

1.	Definitions

1.1. General Application and Interpretation. Unless a clear contrary intention appears, as used herein (a) the singular includes the plural and vice versa, reference to any document means such document as amended from time to time, “include” or “including” means including without limiting the generality of any description preceding such term, (b) the word “or” is not exclusive, unless otherwise expressly stated, (c) the terms “hereof,” “herein,” “hereby,” and derivative or similar words refer to this entire Agreement, and (d) headings are for convenience only and do not constitute a part of this Agreement.

2.	Loan

2.1 Loan. On the terms and subject to the conditions hereinafter set forth, the Lender will loan to the Borrower the Loan Amount.

2.2 Note. The Loan shall be evidenced by, and the Borrower shall deliver to the Lender immediately upon receipt of funds from the Lender, a secured convertible promissory note in the form attached hereto as Exhibit A (the “Note”), duly executed by Borrower, dated of even date herewith. The principal amount of the Note shall be due and payable in the manner and at the times set forth in the Note. Should the principal of the Note become due and payable on any day other than a business day, the maturity thereof shall be extended to the next succeeding business day. All payments on the Note shall be made to the Lender at its address as specified in the Note in federal or other immediately available funds, and payments shall be applied first to the payment of any costs and expenses owed by the Borrower to the Lender with respect thereto, then to accrued interest and then to principal. The Borrower agrees that if documentary stamp taxes and intangible taxes are applicable with respect to the execution or delivery of the Note, the Borrower shall pay such tax and consents to the Lender advancing such amount pursuant to the Note for the benefit of the Lender in connection with the payment of such tax.

3.	Grant of Warrant

Upon execution of this Loan Agreement, Borrower will issue to Lender a warrant to acquire Three Hundred and Seventy-Five Thousand (375,000) shares of Borrower’s Common Stock, such warrant to have an exercise price of $0.75 per share and a period of exercise of 5 years from issuance, and to contain “cashless exercise” provisions.

4.	Representations and Warranties; Covenants

4.1 Lender represents that it has the requisite power to enter into this Agreement and to carry out its obligations hereunder and that the terms of this Agreement have been fully disclosed to its general partner and that the requisite approvals have been obtained, prior to its execution.

4.2 Borrower represents that it has the requisite power to enter into this Agreement and to carry out its obligations hereunder and that the terms of this Agreement have been fully disclosed to its board of directors, that the requisite approvals have been obtained, prior to its execution, that the Borrower’s execution and delivery of and consummation of its obligations under the Note and other Loan Documents do not conflict with any other obligations or the organizational documents of the Borrower, and that Borrower is and will remain solvent following the transaction contemplated herein.

4.3 Each party represents that this Agreement has been duly executed and delivered and constitutes a valid and binding obligation enforceable in accordance with its terms.

4.4 Borrower covenants with Lender that $350,000 of the Loan Amount will be applied by Borrower towards funding of the PTHS Acquisition and the remaining $25,000 of the Loan Amount will be used by Borrower first for the initial payment of prepaid interest pursuant to the Note, second in satisfaction of Borrower’s agreement to pay the Lender’s costs incurred in connection with the Loan transaction, which costs shall not exceed $7,500, and finally any remaining amounts for Borrower’s general corporate purposes. Borrower additionally covenants to promptly notify the Lender of any defaults or any purported defaults with respect to any obligations of the Borrower to any other party to the Intercreditor Agreement.

4.5 Borrower agrees to pay all expenses of the Loan, and also including all recording charges, costs for certified copies of instruments, fees, expenses and charges of Lender’s attorneys and other professional advisors, and all costs and expenses incurred by Lender in connection with the determination of whether Borrower has performed the obligations undertaken by Borrower under this Agreement or has satisfied any conditions precedent to the obligations of Lender under this Agreement. All such expenses, charges, costs and fees shall be the Borrower’s obligation regardless of whether the Loan is disbursed in whole or in part unless such failure to disburse is due to Lender’s wrongful failure to disburse hereunder. Any and all advances or payments made by Lender under this Agreement from time to time, or for attorney fees and expenses or fees of other professional advisors, if any, and all other Loan expenses shall, as and when advanced or incurred by Lender, constitute additional indebtedness evidenced by the Note and secured by the Security Agreement included at Section 4 of the Note and the other Loan Documents to the same extent and effect as if the terms and provisions of this Agreement were set forth therein, whether or not the aggregate of such indebtedness shall exceed the aggregate face amount of the Note.

5.	Security

On the date hereof, the Borrower is signing and delivering to the Lender the Note, Section 4 of which constitutes a Security Agreement pursuant to which (i) the Borrower is granting to the Lender a first priority security interest in all of the First Priority Assets, which security interest will be pari passu with security interests previously granted by Borrower to VPEG I and (ii) the Borrower is granting to the Lender a second-priority security interest in the PTHS Stock which becomes effective upon the closing of the PTHS Acquisition, which closing is expected to occur simultaneously with the closing of the Loan. Furthermore, the Borrower agrees that it shall cause PTHS, as a wholly-owned subsidiary of Borrower, to guaranty the Borrower’s obligations under the Note and, upon closing of the PTHS Acquisition, to grant Lender a second priority security interest in the PTHS Assets. The second priority security interest in the Second Priority Assets shall only be subordinate to the first priority security interests in the Second Priority Assets that is being granted by Borrower and PTHS to Matheson in connection with the PTHS Acquisition.

6.	Further Assurances

The Borrower shall from time to time, at its sole expense, promptly execute and deliver all further instruments and documents, and take all further actions, as may be necessary and desirable, or that the Lender may reasonably request, in order to enable Lender to exercise and enforce their rights and remedies hereunder, and, following closing of the PTHS Acquisition, will further cause PTHS as a wholly-owned subsidiary of Borrower to abide by the foregoing covenant as though expressly named along with Borrower therein.

7.	Events of Default

The occurrence of any Event of Default under the Note shall be an Event of Default under this Agreement.

8.	Miscellaneous

8.1 Entire Agreement. This Agreement, the other Loan Documents, and instruments delivered in connection herewith and therewith constitute the entire agreement of Borrower and Lender with respect to the Loan, and all prior discussions, negotiations and document drafts are merged herein and therein. Neither Lender nor any employee of Lender has made or is authorized to make any representation or agreement upon which Borrower may rely unless such matter is made for the benefit of Borrower and is in writing signed by an authorized officer of Lender. Borrower agrees that it has not and will not rely on any custom or practice of Lender, or on any course of dealing with Lender, in connection with the Loan unless such matters are set forth in this Agreement or the Loan Documents or in an instrument made for the benefit of Borrower and in a writing signed by an authorized officer of Lender.

8.2 Severability. If any provision of this Agreement or any other of the other documents being entered into in connection with this Agreement shall be determined by any court having jurisdiction to be unlawful or unenforceable, such provision shall be deemed separate and apart from all other provisions of this Agreement, and all remaining provisions of this Agreement shall be fully enforceable.

8.3 Notices. All notices and other communications that are required or permitted to be given to the parties under this Agreement shall be sufficient in all respects if given in writing and delivered in person, by electronic mail, by telecopy, by overnight courier, or by certified mail, postage prepaid, return receipt requested, to the receiving party at the address specified on the signature page to this Agreement or to such other address as such party may have given to the other by notice pursuant to this Section. Notice shall be deemed given on the date of delivery, in the case of personal delivery, electronic mail, or telecopy, or on the delivery or refusal date, as specified on the return receipt in the case of certified mail or on the tracking report in the case of overnight courier.

8.4 Choice of Law and Jurisdiction. The laws of the State of Texas shall apply to and control any interpretation, construction, performance or enforcement of this Agreement. The Parties agree that the exclusive jurisdiction for any legal proceeding arising out of or relating to this Settlement Agreement shall be the State or Federal courts located in Travis County, Texas and the Parties hereby waive any challenge to personal jurisdiction or venue in that court.

8.5 Modification; Waiver.  No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is sought.

8.6 Waiver of Consequential Damages.  In no event shall Lender be liable to Borrower for consequential damages, whatever the nature of a breach by Lender of its obligations under this Agreement, or any of the Loan Documents, and Borrower for itself and all Affiliated Parties hereby waives all claims for consequential damages.

8.7 WAIVER OF JURY TRIAL.  BORROWER AND LENDER EACH HEREBY WAIVE (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE APPLICATION FOR THE LOAN, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF NOTEHOLDER, ITS OFFICERS, EMPLOYEES, MANAGERS, DIRECTORS OR AGENTS IN CONNECTION THEREWITH; AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

8.8 Counterparts and Facsimile or Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one agreement. A facsimile or electronic signature, including through technology such as DocuSign, to this Agreement shall be deemed an original and binding upon the party against whom enforcement is sought.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LENDER:

Kodak Brothers Real Estate Cash Flow Fund, LLC,
By:	Kodak Brothers Capital Management, LLC,
its manager

By:	/s/ Scott Kodak
Scott Kodak, Manager

Address:	3355 Bee Cave Road,
Suite 608
Austin, Texas 78746

BORROWER:

Victory Oilfield Tech, Inc.

By:	/s/ Kenneth Hill
Name:	Kenneth Hill
Title:	Chief Executive Officer

Address:	3355 Bee Caves Road
Suite 608
Austin, TX 78746